Exhibit 10.4

To:                             GENCO SHIPPING & TRADING LIMITED, a borrower organised and existing under the laws of the Republic of the Marshall Islands (the “Borrower”) for itself and as agent for each of the other Obligors party to the Facility Agreement (as defined below)

For the attention of:

29 March 2016

Dear Sirs

Facility agreement dated 12 August 2010 made between (i) the Borrower, (ii) the banks and financial institutions listed in Schedule I thereto as Lenders (iii) the Guarantors listed in Schedule 2 thereto and (iv) Crédit Agricole Corporate and Investment Bank in its capacity both as Agent and Security Trustee (as amended and restated on 9 July 2014 and amended and/or restated from time to time) (the “Facility Agreement”).

1.                                      BACKGROUND

(a)                                 We refer to the letter dated 17 February 2016 from the Borrower to the Agent regarding a request for the waiver of various terms of the Facility Agreement (the “Request Letter”). We understand that the Borrower has requested a waiver of the minimum required security cover covenant under clause 16.1 of the Facility Agreement until 11 April 2016; and

(b)                                 In accordance with the instructions of the Majority Lenders, the purpose of this waiver (the “letter”) is to give effect to the waiver contained herein.

OPERATIVE PROVISIONS:

2.                                      INTERPRETATION

2.1                               Capitalised terms defined in the Facility Agreement have the same meaning when used in this letter unless expressly defined in this letter, and:

(a)                                 “Effective Date” means the date on which we confirm to the Borrower that we have received an acknowledgement and agreement to the terms of this letter signed by each Obligor (and we will give this confirmation promptly).

(b)                                 “Enforcement Action” means:

(i)                                     in relation to any Liabilities:

(A)                               the acceleration of any Liabilities or the making of any declaration that any Liabilities are due and payable or payable on demand;

(B)                               any demand against any Group Member under any security, guarantee or surety provided by that Group Member;

(C)                               the exercise of any right of set-off, account combination or payment netting against any Group Member in respect of any Liabilities other than ordinary netting under any swap or derivative contract; and

(D)                               the premature termination or close-out of any swap or derivative transaction under any swap or derivative contract entered into with any Group Member in respect of any Liabilities;

(ii)                                  the taking of any steps to enforce or require the enforcement of any Security Interest granted by any Group Member (including any arrest of any vessel for a claim in excess of $5,000,000 or any other enforcement of any mortgage over any vessel or any other asset of any Group Member, the crystallisation of any floating charge or redirecting the earnings of any vessel or the other assets of any Group Member), except for any enforcement of assignment of insurances in relation to a total loss or other significant insured event; or

(iii)                               the petitioning or applying for any Insolvency Proceeding;

(c)                                  “Group” means the Borrower and each of its Subsidiaries, and a “Group Member” means any of them;

(d)                                 “Insolvency Proceedings” means any bankruptcy, liquidation, reconstruction, winding up, dissolution, administration or reorganisation of any Group Member, or any of such Group Member’s assets or a composition, compromise, assignment or arrangement with any creditor of any Group Member or any suspension of payments or moratorium of any indebtedness of any such Group Member, or any other insolvency proceedings or any analogous procedure or step in any jurisdiction (including the appointment of any liquidator, receiver, administrator, trustee or similar officer), including but not limited to, any chapter 11 cases in the United States of America;

(e)                                  “Liabilities” means any and all Financial Indebtedness of any Group Member in excess of $5,000,000; and

(f)                                   “Termination Event” shall have the meaning ascribed to it in paragraph 7.1 below.

2.2                               The provisions of clause 1.2 (Construction of certain terms) of the Facility Agreement apply to this letter as though they were set out in full in this letter with all necessary consequential changes and with references in that clause to the Facility Agreement being construed as references to this letter.

3.                                      CAPACITY

The waiver contained in this letter is granted by us in our capacity as Agent under the Facility Agreement, acting (where required) on the instructions of the Majority Lenders pursuant to clause 26 (Variations and Waivers) of the Facility Agreement.

4.                                      SECTION 547 & 548 OF TITLE 11 OF US BANKRUPTCY CODE

4.1                               The entry into by the Agent, and covenants to perform in accordance with, this letter hereby constitutes “new value” and “reasonably equivalent value”, as those terms are used in section 547 and 548 of Title 11 of the United States Bankruptcy Code, received by the Creditor Parties as of the closing of this letter in contemporaneous exchange for the entry into by the Creditor Parties and covenants to perform in accordance with, this letter.

5.                                      WAIVER

Subject to paragraph 6 (Condition) of this letter, with effect from the Effective Date, the requirement that the Borrower not permit the aggregate Appraised Value of all Mortgaged Vessels (plus the value of any additional security provided pursuant to Clause 16.2) at any time to equal less than 130% of the aggregate principal amount of outstanding Loans at such time, and as a consequence the right of the Agent to request that the Borrower comply with clause 16.2, shall be waived (the “Security Cover Waiver”), until the earlier of:

(a)                                 11 April 2016 at 11:59 pm (New York time) (inclusive); or

(b)                                 until the Security Cover Waiver is automatically terminated in accordance with paragraph 7 (Termination of Security Cover Waiver),

(the “Security Cover Waiver Period”).

6.                                      CONDITIONS

6.1                               The Security Cover Waiver is subject to the following conditions being satisfied:

(a)                                 payment on or before 29 March 2016 by the Borrower of $1,923,075, which would otherwise be due on the next Repayment Date falling on 31 March 2016; and

(b)                                 you provide us with the Borrower’s and each Guarantor’s monthly cash position reports as at the date of this letter and on 11 April 2016, in each case as of the end of the prior month.

7.                                      TERMINATION OF SECURITY COVER WAIVER

7.1                               The Security Cover Waiver shall cease to apply automatically and with immediate effect if any of the following (each a “Termination Event”) occurs:

(a)                                 an Event of Default (other than an Event of Default which would have occurred but for the Security Cover Waiver);

(b)                                 any creditor takes Enforcement Action against a Group Member and such Enforcement Action triggers an event of default (however described in any other agreement relating to Financial Indebtedness), which is not waived or forborne;

(c)                                  any Group Member petitions or applies for any Insolvency Proceedings; or

(d)                                 you are in breach of any of your obligations under this letter,

unless such Termination Event is expressly waived by the Agent, acting on the instructions of the Majority Lenders.

7.2                               After the expiry of the Security Cover Waiver Period, each of the Creditor Parties shall be released from all of its obligations under this letter and may take any Enforcement Action after such termination in accordance with the terms of the Finance Documents.

8.                                      RESERVATION OF RIGHTS

Save as expressly set out in this letter, this letter does not (and shall not be deemed to) constitute a waiver in respect of the provisions of any Finance Document or any breach thereof. Each Creditor Party reserves any right or remedy it has now or in the future in respect of any Default which arises from any circumstances described in paragraph 1(a) and which is continuing as at the expiry of the Security Cover Waiver Period.

9.                                      UNDERTAKINGS

You shall promptly notify us:

(a)                                 if a Termination Event occurs or is reasonably likely to occur;

(b)                                 if any Enforcement Action is commenced against a Group Member or is reasonably likely to occur;

(c)                                  of any event of default (howsoever defined) relating to any Financial Indebtedness in respect of any Group Member which is not otherwise waived or forborne; or

(d)                                 if any Group Member enters into any amendment or waiver in relation to any agreement in respect of any Financial Indebtedness of any Group Member and shall inform the Agent of the content of the proposed amendment or waiver.

10.                               CONFIRMATIONS

Without prejudice to the rights of any Creditor Party which have arisen on or before the Effective Date:

(a)                                 each Creditor Party and each Obligor confirms that the Facility Agreement, as amended by this letter, remains in full force and effect on and after the Effective Date; and

(b)                                 each Guarantor confirms that its guarantee and indemnity under clause 9 (Guarantee and Indemnity) of the Facility Agreement and its liabilities under the Security Documents to which it is a party shall have effect on and after the Effective Date in relation to the liabilities of each Obligor under the Facility Agreement as amended and restated under this letter.

11.                               REPRESENTATIONS AND WARRANTIES

As at the Effective Date, each Obligor represents and warrants to each Creditor Party that:

(a)                                 the repeating representations contained in clause 11.1 and 11.2 (Representations) of the Facility Agreement are true and correct; and

(b)                                 the information supplied in the Request Letter is true, accurate and complete.

12.                               THIRD PARTY RIGHTS

This letter does not confer any rights on any person or party (other than the signatories to this letter) under the Contracts (Rights of Third Parties) Act 1999.

13.                               COUNTERPARTS

This letter may be executed in counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this letter.

14.                               GOVERNING LAW AND JURISDICTION

This letter and any dispute or claim arising out of or in connection with it or its subject matter, whether of a contractual or non-contractual nature, shall be governed by and construed in accordance with the law of England and Wales.  The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter.

SIGNATORIES

Jerome Duval
	)	/s/ Jerome Duval
SIGNED by for and on behalf of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as Agent and Security Agent and for and on behalf of the Majority Lenders as defined in the Facility Agreement	) ) ) ) ) )	/s/ Yannick Le Gouriérès
Yannick Le Gouriérès

[On counterpart]

29 March 2016

We agree with the terms of this letter.

BORROWER

SIGNED by	)
for and on behalf of GENCO SHIPPING & TRADING LIMITED	) )	/s/ Apostolos Zafolias

GUARANTORS

SIGNED by	)
for and on behalf of GENCO BAY LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO OCEAN LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO AVRA LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO MARE LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO SPIRIT LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO SUGAR LIMITED	) )	/s/ Apostolos Zafolias

SIGNED by	)
for and on behalf of GENCO PROSPERITY LIMITED	) )	/s/ Apostolos Zafolias